Gary R. Henrie
Attorney at Law
Licensed in the States of Utah and Nevada

3518 N. 1450 W.	Telephone: 702-616-3093
Pleasant Grove, UT 84062	e-mail: grhlaw@hotmail.com

July 23, 2010

Lightbridge Corporation
1600 Tysons Boulevard, Suite 550
McLean, Virginia  22102

Re:	Lightbridge Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as special Nevada counsel for Lightbridge Corporation, a Nevada corporation (the "Company"), for the purpose of issuing this opinion letter in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Act”), including the prospectus included therein (the “Prospectus”), relating to the registration of the following securities of the Company having an aggregate initial public offering price of up to U.S. $50,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies:  (a) shares of Common Stock par value $0.001 per share (the “Common Stock”), (b) shares of Preferred Stock, par value $0.001 per shares (the “Preferred Stock”), in one or more series, (c) debt securities, in one or  more series, (the “Debt Securities”), (d) warrants to purchase Common Stock, Preferred Stock, Debt Securities, or any combination thereof, in one or more series (the “Warrants”) and (e) units consisting of Common Stock, Preferred Stock, Debt Securities or Warrants, or any combination thereof, in one or more series (the “Units”).  The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities.”

In rendering the opinions set forth below, I have relied upon and have assumed that: (a) all information contained in all documents reviewed by me is true and correct; (b) all signatures on all documents examined by me are genuine; (c) all documents submitted to me as originals are authentic and all documents submitted to me as copies conform to the originals of those documents; (d) each natural person signing any document reviewed by me had the legal capacity to do so; (e) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement as amended; (g) all information regarding the Company and its subsidiaries on official websites of state agencies is true and correct; (h) there will not have occurred any change in law affecting the validity  or enforceability of the Securities; (i) any action taken by the Company’s or any Subsidiary’s board of directors (or authorized committee thereof) or governing body, will not have been modified or rescinded after the initial action was taken; (j) with respect to the Common Stock and Preferred Stock including stock to be issued upon the exercise of Warrants, the Company will have a sufficient number of authorized but unissued shares thereof under its Articles of Incorporation, as amended, and will have reserved from such authorized but unissued and unreserved shares, sufficient shares for the issuance thereof; (k) the certificates representing the Securities will be duly authorized, executed and delivered; and (l) where applicable, the Securities will be properly authenticated by the manual signature of an authorized representative of the trustee, warrant agent, unit agent or transfer agent.

Based upon the foregoing, I am of the opinion that:

1.   The Company is a corporation validly existing and in good standing under the laws of the State of Nevada, with full corporate power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to execute and deliver the Placement Agency Agreement and each of the Subscription Agreements, and to issue, sell and deliver the Securities as contemplated therein.

2.   The Company is duly qualified to do business as a foreign corporation in the State of Virginia.  To my knowledge, the State of Virginia is the only state within the United States in which the Company owns any material property or conducts any material business and in which the failure to be qualified as a foreign corporation would have a Material Adverse Effect.

3.   Each of the Subsidiaries is validly existing as a corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, with full corporate or limited liability company power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.  I express no opinion in any respect regarding the Company’s branch offices located in Europe and Asia.

4.   Each of the Subsidiaries is duly qualified to transact business and is in good standing as a foreign corporation or other entity, as the case may be, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.   The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and to my knowledge are free of statutory preemptive rights and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

6.   All of the outstanding shares of capital stock or membership interests as the case may be of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus, are owned by the Company and are subject to no security interest or other encumbrance or adverse claim.

7.   The Placement Agency Agreement and each of the Subscription Agreements have been duly authorized, executed and delivered by the Company.  The Placement Agency Agreement and each of the Subscription Agreements is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, provided that the Placement Agency Agreement and each of the Subscription Agreements have in fact been executed and delivered by the Company.

8.   The Warrants have been duly authorized and, when executed by the Company and issued and delivered against payment of the Purchase Amount specified in the Placement Agency Agreement in accordance with the terms of the Placement Agency Agreement and the Subscription Agreements, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9.   The Shares have been duly authorized and, when issued to the Investors in accordance with the terms of the Placement Agency Agreement and the Subscription Agreements, will be validly issued, fully paid and non-assessable, provided applicable consideration for the Shares is paid over to the Company.

10.   The Warrant Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, when issued to the holders of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable, provided the applicable consideration for the Warrant Shares is paid over to the Company.

11.   The Securities are free of statutory and, to my knowledge, contractual preemptive rights, resale rights, rights of first refusal and restrictions upon voting or transfer.

12.   No approval, authorization, consent or order of or filing with any governmental authority of the State of Nevada is required in connection with the issuance and sale of the Securities, including the issuance of the Warrant Shares upon the exercise of the Warrants, and consummation by the Company of the transactions contemplated in the Placement Agency Agreement and the Subscription Agreements, other than registration of the Securities under the Securities Act (except I express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Securities are being offered including Nevada).

13.   The execution and delivery of the Placement Agency Agreement and each of the Subscription Agreements by the Company, and the consummation by the Company of the transactions contemplated thereby to be consummated on the date hereof, do not violate (a) the Company’s Articles of Incorporation or Bylaws, (b) the Nevada Corporation Law, or (c) to my knowledge any judgment, decree or order of any court or any other agency of government known to me that is applicable to the Company, any Subsidiary or any of their respective properties.

14.   To my knowledge, there are no actions, suits, claims, investigations or proceedings pending against the Company or any Subsidiary which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not so described.

15.   The information in the Registration Statement and the Prospectus under the headings “Description of Capital Stock,” “Description of Warrants,” “Description of Debt Securities,” and “Description of Units,” insofar as such statements constitute a summary of documents or matters of law, and those statements in the Registration Statement and the Prospectus that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are to my knowledge accurate in all material respects, provided that some of the documents referenced may never be created or used and my review, with limited search only, has been limited to documents of which I am aware and which have been provided to me.

16.   It is my understanding based upon my inquiries and I have no reason to believe otherwise, that no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to me, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby or otherwise.

17.   The execution and delivery of the Placement Agency Agreement and each of the Subscription Agreements by the Company, and the consummation by the Company of the transactions thereunder to be consummated as of the date hereof, do not and will not to my knowledge conflict with, result in any breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), any indenture, mortgage, deed of trust, bank loan or credit agreement, other evidence of indebtedness, any license, lease, contract or other agreement or instrument included as an exhibit to the Registration Statement or as an exhibit in any other report filed by the Company with the Commission and incorporated by reference into the Registration Statement.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

In providing this opinion, I have relied as to certain matters on information obtained from public officials and officers or agents of the company.

I express no opinions concerning: (i) the validity or enforceability of any provisions contained in Debt Securities, Warrant Agreements or other agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; and (ii) any securities into which the Debt Securities, Warrants and Units any be convertible or exercisable, except as opined to herein.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that I am opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is limited to matters governed by the Nevada Revised Statutes (including the statutory provisions and reported judicial decisions interpreting such law) and the laws of the State of Nevada.  I disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein, nor do I deliver any opinion as to the extent to which any laws other than the laws of the State of Nevada apply or the effect of any such other laws should they apply.

Very truly yours,

/s/ Gary R. Henrie, Esq.

Gary R. Henrie, Esq.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to myself under the caption Legal Matters in the Registration Statement.

Very truly yours,

/s/ Gary R. Henrie, Esq.

Gary R. Henrie, Esq.